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                                                                    EXHIBIT 10.3



                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT (the "Agreement") is made this ___ day of March, 1997 by and between Objective Communications, Inc., a Delaware corporation with its principal place of business at 14100 Park Meadow Drive, Chantilly, Virginia 20151 (the "Company"), and Steven A. Rogers, an individual residing in Alton, New Hampshire (the "Executive").

         WHEREAS, the Company or its predecessor has employed the Executive since inception; and

         WHEREAS, the parties wish to set forth the terms and conditions upon which the Company will continue to employ the Executive;

         NOW THEREFORE, in consideration of the mutual covenants and promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties agree as follows:

     1.  Term of Employment.

         The Company hereby employs the Executive, and the Executive hereby accepts employment with the Company, upon the terms set forth in this Agreement, commencing on the date hereof. The Company shall employ the Executive for a period of one (1) year, unless sooner terminated in accordance with the provisions of this Agreement (the "Employment Period"), commencing on the date hereof. This Agreement shall renew automatically for successive one
(1) year terms unless either party provides the other with written notice of termination at least ninety (90) days before the end of the applicable term.

     2.  Title; Duties.

         The Executive shall serve as the President and Chief Executive Officer of the Company during the Employment Period. The Executive shall report to the Board of Directors of the Company (the "Board of Directors"), which shall have the authority to generally oversee the activities of the Executive. The Executive shall perform such services consistent with his position as may be
assigned to him from time to time by the Board of Directors.   The Executive
shall work at the principal office of the Company.

     3.  Base Salary.

         The Company shall pay the Executive a base annual salary of $120,000.00, subject to such increases as may be approved by the Board of Directors or the Compensation Committee of the Board of Directors (the "Compensation Committee"). The salary shall be payable in semi-monthly installments, minus such deductions as may be required by law or reasonably requested by the Executive. The Executive shall also be eligible to receive such bonuses as may be approved by the Board of Directors of the Company or the Compensation Committee. The Board of Directors or the Compensation Committee will review the Executive's base salary, bonus and award of stock options no less often than annually in conjunction with its regular review of the compensation of executive officers of the Company.





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     4.  Fringe Benefits.

         The Executive shall be entitled to all benefits generally available to senior executive officers of the Company, including, without limitation, pension, bonus, stock options, individual life insurance, medical and health benefits and other plans of the Company to the extent such benefits are generally made available by the Company to its senior executive officers from time to time, or such additional benefits as may be established by the Company for its senior executive officers from time to time. The Executive shall be entitled to four weeks of vacation during each year of employment, to be taken in accordance with the Company's corporate policies for its senior executive officers. The Executive shall be entitled to personal leave and holidays in accordance with the policy of the Company as to its senior executive officers.

     5.  Reimbursement of Business Expenses.

         The Company shall reimburse the Executive for all reasonable out-of-pocket costs incurred or paid by the Executive in connection with, or related to, the performance of his duties, responsibilities or services under this Agreement, upon presentation by the Executive of documentation, expense statements, vouchers, and/or such other supporting information as the Company may reasonably request

     6.  Non-Solicitation and Non-Competition.

         (a) Except as provided in paragraph (e) below, the Executive agrees that while the Executive is employed pursuant to this Agreement and for a period of two years following termination of this Agreement (the "Non-Competition Period"), the Executive will not, except as otherwise provided herein, engage or participate, directly or indirectly, as principal, agent, employee, employer, consultant, stockholder, partner or in any other individual capacity whatsoever, in the conduct or management of, or own any stock or any other equity investment in or debt of, any business which is competitive with any business conducted by the Company. Notwithstanding the foregoing, Executive shall not be subject to the restrictions of this Section 6(a) following termination of his employment, in the event that the Company terminates his employment other than for "cause" or the Executive resigns for "good reason."

         For the purpose of this Agreement, a business shall be considered to be competitive with the business of the Company if such business is engaged in developing, manufacturing or selling video conferencing applications hardware or software (or any other business in which the Company is engaged at the time of termination of the Executive's employment).

         (b) Non-Solicitation of Employees. During the Non-Competition Period, the Executive will not (for his own benefit or for the benefit of any person or entity other than the Company) solicit or assist any person or entity other than the Company to solicit, any officer, director, executive or employee of the Company to leave his/her employment.

         (c) Non-Solicitation of Customers. During the Non-Competition Period, the Executive will not solicit, or assist any person or entity other than the Company to solicit, any person or entity that is a customer of the Company or has been a customer of the Company during the





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prior twelve months, to purchase video conferencing applications hardware or software (or any other products or services the Company provides to a customer).

         (d) Reasonableness. The Executive acknowledges that (i) the markets served by the Company are national in scope and are not dependent on the geographic location of the executive personnel or the businesses by which they are employed; and (ii) the above covenants are manifestly reasonable on their face, and the parties expressly agree that such restrictions have been designed to be reasonable and no greater than is required for the protection of the Company. The Company and the Executive agree that in the event any of the restrictions in this Section 6 are found to be unreasonable by a court of competent jurisdiction, such court shall determine the limits allowable by law and shall enforce the same.

         (e) Investment. Nothing in this Agreement shall be deemed to prohibit the Executive from owning equity or debt investments in any corporation, partnership or other entity which is competitive with the Company, provided that such investments (i) are passive investments and constitute five percent (5%) or less of the outstanding equity securities of such an entity the equity securities of which are traded on a national securities exchange or other public market, or (ii) are approved by the Board of Directors or the Compensation Committee.

         (f) Change in Control. The restrictions on Executive contained in this Section 6 shall cease to apply in the event of a Change in Control of the Company. Upon a Change in Control, Executive shall no longer be restricted with respect to competition with or solicitation of the Company, the Company's employees and the Company's customers. For purposes of this Agreement, a "Change in Control" shall mean any of the following events: (i) the merger or consolidation of the Company with and into another corporation in a transaction in which the Company is not the surviving entity and in which a individual, entity or group who does not currently "control" the Company acquires control of the Company; or (ii) if any individual, entity or group (within the meaning of Sections 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person"), other than those Persons who of the date hereof beneficially own 20% or greater of the outstanding shares of the Company's common stock, becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of 20% or more of the outstanding shares of the Company's common stock, or (iii) a sale by the Company of all or substantially all of its assets.

     7.  Confidential Information.

         (a) The Executive shall not (for his own benefit or the benefit of any person or entity other than the Company) use or disclose any of the Company's trade secrets or other confidential information; provided, however, that the term "trade secrets or other confidential information" shall not include the general knowledge, skills or personal experience of Executive relating to the development or manufacture of video conferencing applications hardware or software. The term "trade secrets or other confidential information" includes, by way of example, matters of a technical nature, "know-how," computer programs (including documentation of such programs), research projects, and matters of a business nature, such as proprietary information about costs, profits, markets, sales, customers, and other information of a similar nature to the extent not





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available to the public, and plans for future development.  After termination of this Agreement, the Executive shall not use or disclose trade secrets or other confidential information unless such information becomes a part of the public domain other than through a breach of this Agreement or is disclosed to the Executive by a third party who is entitled to receive and disclose such information.

         (b) Upon the effective date of notice of the Executive's or the Company's election to terminate this Agreement, or at any time upon the request of the Company, the Executive (or his heirs or personal representatives) shall deliver to the Company all documents and materials containing trade secrets and confidential information relating to the Company's business and all documents, materials and other property belonging to the Company, which in either case are in the possession or under the control of the Executive (or his heirs or personal representatives).

         (c) All discoveries and works made or conceived by the Executive during his employment by the Company, jointly or with others, that relate to the Company's activities shall be owned by the Company. The terms "discoveries and works" include, by way of example, inventions, computer programs (including documentation of such programs), technical improvements, processes, drawings, and works of authorship, including sales materials which relate to video applications hardware or software. The Executive shall promptly notify and make full disclosure to, and execute and deliver any documents requested by, the Company to evidence or better assure title to such discoveries and works by the Company, assist the Company in obtaining or maintaining for itself at its own expense United States and foreign patents, copyrights, trade secret protection and other protection of any and all such discoveries and works, and promptly execute, whether during his employment or thereafter, all applications or other endorsements necessary or appropriate to maintain patents and other rights for the Company and to protect its title thereto. Any discoveries and works which, within six months after the termination of the Executive's employment by the Company, are made, disclosed, reduced to a tangible or written form or description, or are reduced to practice by the Executive and which pertain to work performed by the Executive while with the Company shall, as between the Executive and the Company, be presumed to have been made during the Executive's employment by the Company.

     8.  Enforcement.

         The Executive agrees that the Company's remedies at law for any breach or threat of breach by him of the provisions of Sections 6 and 7 hereof will be inadequate, and that the Company shall be entitled to an injunction or injunctions to prevent breaches of the provisions of Sections 7 and 8 hereof and to enforce specifically the terms and provisions thereof, in addition to any other remedy to which the Company may be entitled at law or equity. The Executive hereby waives any and all defenses on the grounds of lack of jurisdiction or competence of a court to grant such an injunction.

     9.  Termination.

         (a) The Company may at any time terminate the Executive's employment under this Agreement for cause, upon written notice by the Company to the Executive and the Executive may resign for "good reason upon written notice to the Company by the Executive. For the





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purposes of this Agreement, "cause" for termination shall mean (i) the conviction of the Executive of, or the entry of a guilty (or nolo contendre) plea by the Executive to, any felony; (ii) fraud, misappropriation or embezzlement by the Executive; or (iii) the Executive's willful failure or gross negligence in the performance of his assigned duties for the Company; or
(iv) the Executive's material breach of this Agreement. For purposes of this Agreement, "good reason" shall mean (i) without the express written consent of the Executive, the continuing failure of the Company to make any payment due to the Executive hereunder for a period of 30 days after written notice to the Board of Directors of the Company by the Executive, other than a failure of the Company to make such payments which constitutes a general failure on the part of the Comapny to make payments to its senior executive officers; (ii) without the express written consent of the Executive, any change in the Executive's title or material change in the responsibilities and duties of the Executive that demotes Executive or significantly reduces the Executive's responsibilities, which change continues for a period of thirty (30) days after the Executive has given the Board of Directors written notice specifying in detail the change and the Executive's objection to the change; (iii) without the express written consent of the Executive, any material decrease in the Executive's base salary, other than a decrease in base salary which is part of a general decrease in salaries provided or payable to the senior executive officers of the Company generally; and (iv) any failure by the Company to obtain the assumption of this Agreement by any successor or assign of the Company. If the Company terminates the Executive's employment under this Agreement for "cause" or if the Executive resigns without "good reason," the Company shall pay to the Executive only the salary and benefits otherwise payable to him under this Agreement through the last day of his employment by the Company. If the Company terminates the Executive's employment under this Agreement for "cause" or if the Executive resigns without "good reason," the Executive shall not be entitled to receive any unpaid bonus for any period prior to his termination even if the performance objectives have been attained.

         (b) Either party may terminate this Agreement at any time without cause, upon giving the other party ninety (90) days written notice. In the event of a termination by either party without cause, the Executive shall be entitled to receive his salary and benefits in accordance with this Agreement through the last date of his employment. If the Executive is terminated by the Company other than for "cause" during the term of this Agreement, or if the Executive resigns for "good reason," then, in addition to salary and benefits through the last day of the Executive's employment, the Executive shall be entitled to receive severance equal to one and one-half years' base salary and shall be entitled to receive benefits through the date that is the earlier of
(i) one and one-half years from the date on which the employment is terminated, or (ii) the date on which the Executive accepts employment with another company (regardless of whether such company offers the Executive the same benefits as the Company) or the Executive otherwise replaces such benefits, whichever occurs first. Such severance pay shall be payable over such one and one-half-year period in accordance with the Company's usual payroll practices.

         (c) The Executive's employment shall terminate immediately upon the Executive's death or disability. As used in this Agreement, the term "disability" shall mean the inability of the Executive, due to a physical or mental disability, to perform the services contemplated under this Agreement for a period of one hundred eighty (180) days in any consecutive twelve-month period. If the Executive's employment is terminated by the Executive's death or disability, the





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Company shall pay to the estate of the Executive or to the Executive, as the case may be, the salary and benefits which would otherwise be payable to the Executive through the end of the month in which his employment is terminated because of death or disability.

         (d) This Agreement shall terminate at the end of the Employment Period, unless sooner terminated as provided herein. If the Executive's employment is terminated at the end of the Employment Period, the Company shall have no further obligation to the Executive.

     10. Miscellaneous.

         (a) Notices. All notices required or permitted under this Agreement shall be in writing and shall be deemed effective upon personal delivery or upon deposit with the United States Postal Service, by registered or certified mail, postage prepaid, addressed to the other party at the address shown above, or at such other address or addresses as either party shall designate to the other in writing from time to time.

         (b) Pronouns. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns and pronouns shall include the plural, and vice versa.

         (c) Entire Agreement. This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements and understandings, whether written or oral, relating to the subject matter of this Agreement.

         (d) Amendment. This Agreement may be amended or modified only by a written instrument executed by both the Company and the Executive.

         (e) Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with the laws of the Commonwealth of Virginia, without regard to its conflicts of laws principles.

         (f) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of both parties and their respective successors and assigns; provided, however, that the obligations of the Executive are personal and shall not be assigned or delegated by him.

         (g) Waiver. No delays or omission by the Company or the Executive in exercising any right under this Agreement shall operate as a waiver of that or any other right. A waiver or consent given by the Company or the Executive on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

         (h) Captions. The captions appearing in this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement.





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         (i)     Severability.  In case any provision of this Agreement shall be held by a court with jurisdiction over the parties to this Agreement to be invalid, illegal or otherwise unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.





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     IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.




OBJECTIVE COMMUNICATIONS, INC.                   EXECUTIVE


By:  /s/ Robert H. Emery                         /s/ Steven A. Rogers
------------------------------------------       -------------------------------
Name:   Robert H. Emery                          Steven A. Rogers
Title:  Vice President, Administration and
        Finance





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